Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005 dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CFO TO PRESENT AT
THE 5th ANNUAL STERNE AGEE FINANCIAL SERVICES SYMPOSIUM

CHARLESTON, S.C., Feb. 3, 2010 (GLOBE NEWSWIRE) -- First Financial Holdings, Inc. (Nasdaq:FFCH) (“First Financial” or “Company”) CFO R. Wayne Hall will participate in the 5th Annual Sterne Agee Financial Services Symposium on Tuesday, February 9, 2010 at 9:00 a.m. E.S.T. Mr. Hall is presenting as a participant of the FDIC Assisted Deals – Financial & Strategic Issues Panel and his discussion will also be broadcast on the Company’s website at www.firstfinancialholdings.com at that time. Additionally, on February 9, 2010, First Financial’s quarterly investor presentation will be available on our website and will remain available through May 1, 2010. This updated presentation will be used throughout the quarter.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.For additional information, please visit our web site at www.firstfinancialholdings.com.